Exhibit 10.71

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 18, 2014 (this “Amendment”), is entered into by and between 2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company (the “Borrower”), and SILICON VALLEY BANK, a California corporation (the “Lender”). The purpose of this Amendment is to amend that certain Amended and Restated Credit Agreement, dated as of September 25, 2013, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of November 14, 2013, by and between the Borrower and the Lender (collectively, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement and the rules of interpretation set forth in the Credit Agreement apply as if set forth herein.

WHEREAS, pursuant to the Credit Agreement, the Lender agreed to make a credit facility available to the Borrower, subject to the terms and conditions set forth therein; and

WHEREAS, on and subject to the conditions of this Amendment, the undersigned are willing to agree to the requested amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

Section 1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the manner set forth in Exhibit A to this Amendment.

Section 2. Amendments to Schedule 5.11 Part A to the Credit Agreement. Schedule 5.11 Part A to the Credit Agreement is hereby amended in the manner set forth in Exhibit B to this Amendment.

Section 3. Amendments to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended in the manner set forth in Exhibit C to this Amendment.

Section 4. Amendments to Exhibit H to the Credit Agreement. Exhibit H to the Credit Agreement is hereby amended in the manner set forth in Exhibit D to this Amendment.

Section 5. Effectiveness. This Amendment shall be effective when it has been executed by the Lender and the Borrower and shall thereafter be effective as of the date first set forth above.

Section 6. Limited Purpose. Notwithstanding anything contained herein, the waivers, amendments and modifications made hereby: (a) are limited waivers, amendments and modifications and do not waive, alter or amend any term of any Financing Document other than as expressly set forth herein, (b) are effective only with respect to the transactions described herein and in the Financing Documents for the specific instance and the specific purposes to which the relevant provisions apply, and (c) shall not be effective for any other purpose or transaction.

Section 7. Effect on Credit Agreement. Except as expressly amended hereby or otherwise provided herein, all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified. All references to the Credit Agreement in the Credit Agreement and the other Financing Documents, and any documents, instruments and agreements related to them, shall hereafter refer to the Credit Agreement as amended hereby.

Section 8. Representations and Warranties. Each party represents and warrants to the other that:

(a)    the execution and delivery of this Amendment and the performance by such party of its obligations hereunder have been authorized by all requisite action on its part; and

(b)    this Amendment has been validly executed and delivered by such party, and assuming that this Amendment has been duly authorized, executed, and delivered by the other parties, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 9. Miscellaneous.

(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    This Amendment shall be deemed a Financing Document.

(c)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(d)    Delivery of an executed counterpart of a signature page of this Amendment by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally blank.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be executed by their respective officers as of the day and year first above written.

2013B ESA PROJECT COMPANY, LLC,
as the Borrower

By:	/s/ W.E. Brockenborough
Name:	W.E. Brockenborough
Title:	Vice President

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

SILICON VALLEY BANK,
as the Lender

By:	/s/ Dan Baldi
Name:	Dan Baldi
Title:	Managing Director

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

Exhibit A to

Second Amendment

to Amended and Restated Credit Agreement

Amendments to Amended and Restated Credit Agreement

*Added text is in blue with underlining. Deleted text is in red with strikethrough marks.

Section 3.08 Mandatory Prepayment.

(a) Special Events.

(i)	Events Relating to the Systems. The Borrower shall be required to prepay the Loans:

(A)    upon receipt by the Borrower of Insurance Proceeds, Condemnation Proceeds or Extraordinary Proceeds with respect to any System, to the extent required pursuant to the Accounts Agreement;

(B)    upon a credit rating downgrade below Investment Grade of (X) a Qualified Customer (excluding the [***] Offtaker) that is then a party to an Offtake Agreement or (Y) the [***] Guarantor, in each case, to the extent required pursuant to Section 4.~~3~~2(c) of the Accounts Agreement; and

(C) as required under Section 3.12(b)(iv) (System Severance – Severance Amount Payment).

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Section 6.02 Conditions to Funding of any System. The Funding for Loans with respect to any System is subject to the satisfaction of each of the following conditions precedent:

(e)    Delivery of Certain Documents. The Lender shall have received each of the following fully executed documents, each of which shall be, except as noted below, originals or portable document format (“pdf”) or facsimiles (in each case, followed promptly by originals), duly executed and delivered by each party thereto:

(i)	a Funding Notice, duly executed by the Borrower, as required by and in accordance with Section 2.02 (Notice of Fundings).

(ii)	all Deferred Contracts with respect to the relevant System(s), which shall be in form and substance reasonably acceptable to the Lender, taking into consideration the assumptions in the Financial Models delivered by Borrower on the Closing Date or such later date in accordance with the terms of the Credit Agreement;

[***] Confidential Treatment Requested

(iii)	(A) all Deferred Approvals provided to the Independent Engineer pursuant to the LTSA with respect to the System(s) for which the Loan is to be applied and (B) a copy of (x) the results of interconnection testing conducted and (y) the related permission to operate documentation, in each case, with respect to the relevant System(s) in accordance with the requirements of the relevant interconnecting utility;

(iv)	all Required Consents with respect to the relevant System(s) in form and substance reasonably satisfactory to the Lender;

(v)	[Intentionally Omitted];

(vi)	such updates to the Security Documents (including Consents that are being assigned to the Lender and that relate to the Systems that are the subject of the applicable Funding), lien search reports, UCC financing statements and other recordings and filings referenced in Section 6.01(m) (Conditions to Closing - Lien Search; Perfection) as are requested by the Lender, including such documents as are reasonably necessary or advisable to ensure the continued perfection of a first-priority security interest in substantially all assets of the Borrower in which a first priority security interest can be perfected by possession or by filings under the UCC;

(vii)	Rate Contracts, including in connection with the Effective Date a duly executed ISDA Schedule and related master agreement, evidencing the Borrower’s compliance with its obligations contained in Section 7.01(t) (Affirmative Covenants – Rate Contracts);

(viii)	(A) the Credit Protection Insurance Policy in the form attached hereto as Exhibit D (which shall be delivered on or prior to the first Funding Date together with applicable letters from the Authorized Representative of the Credit Protection Insurer and a power of attorney by Borrower in favor of Lender), (B) written confirmation from either the Credit Protection Insurer or the Authorized Representative of Credit Protection Insurer of (x) payment of all premiums then due and payable in connection with the Credit Protection Insurance Policy, including with respect to the Systems that are the subject of the Funding, (y) satisfaction of all conditions precedent relating to the effectiveness of the Credit Protection Insurance Policy with respect to the Systems that are the subject of the Funding, and (C) receipt of a certification by the Independent Engineer that the Systems that are the subject of the Funding have achieved Commencement of Operations;

(ix)	an Interconnection Notice, duly executed by the Borrower, as required by and in accordance with Section 2.4 of the Offtake Agreements;

(x)	~~with respect to a Funding for a System to be installed at the Site located at [***] a written notice, duly executed by Pacific Bell Telephone Company waiving its right to opt out of the obligation to permit such System to be installed;~~

(x)	on or prior to the Effective Date, the LLC Agreement of the Borrower and the Pledgor LLC Agreement; and

(xi)

(xi)	on or prior to the Effective Date, this Agreement, the Interparty Agreement, the Termination Agreement, the

(xii)	Assignment and Assumption Agreement, the PPA Amendments and the PPA Acknowledgement.

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ARTICLE VII

Section 7.02 Negative Covenants. The Borrower agrees with the Lender that, until the Discharge Date, the Borrower will perform the obligations set forth in this Section 7.02.

(m)    Project Documents.

(i)    The Borrower will not direct, consent to or agree to any amendment, modification, supplement, waiver, termination, consent in respect of, suspension of work under, renewal or extension of, or assignment, delegation or transfer of any material right, obligation or benefit under, any (A) Major Project Document or the Credit Protection Insurance Policy, in each case, without the prior written consent of the Lender or (B) Project Document that is not a Major Project Document without the prior written consent of the Lender unless any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; provided, that no less than ten (10) Business Days after each Funding Date, the Borrower shall furnish to the Lender copies of each amendment to Exhibit A to the Offtake Agreements pursuant to Section 1.1 of the Offtake Agreements; provided, further, that the Borrower shall not terminate electrical service and remove any System pursuant to Section 5.2 or Section 5.4 of the Offtake Agreements, as applicable, without the Lender’s prior written consent.

[***] Confidential Treatment Requested

(ii)    Except for collateral assignments under the Security Documents, the Borrower will not assign or sublease any of its material rights under any Project Document to which it is a party to any Person, or consent to the assignment of any material obligations under any such Project Document by any other party thereto or any other replacement of the counterparty to any Project Document, without the prior written approval of the Lender.

(iii)    The Borrower shall make (i) every warranty claim in accordance with Sections 5.2, 5.3 and 5.4 of the LTSA and (ii) any insurance claim as to which either (A) the Borrower reasonably expects that a payment would be made under the Credit Protection Insurance Policy or (B) the Lender has directed Borrower to make, in each case in accordance with Section VII of the Credit Protection Insurance Policy.

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Section 8.01 Events of Default. Each of the following events or occurrences described below shall constitute an Event of Default:

(h)	Project Document Defaults; Termination.

(i)	The Borrower or any Project Party shall be in material breach of or otherwise in material default under any Major Project Document, and such breach or default has continued beyond any applicable grace period expressly provided for in such Major Project Document; provided, that if (1) such breach or default cannot be cured within such cure period, (2) such breach or default is susceptible of cure within forty-five (45) days after the initial expiration of such cure period, (3) the Borrower or Project Party is proceeding with diligence and in good faith to cure such breach or default, and (4) the existence of such breach or default has not had and could not, after considering the nature of the cure, be reasonably expected to give rise to termination of such Major Project Contract or to otherwise result in a Material Adverse Effect, then the cure period shall be extended to such date, not to exceed a total of forty-five (45) days after the initial expiration of such cure period, as shall be necessary for the Borrower or applicable Project Party diligently to cure such breach or default.

(ii)	The Borrower or any Project Party shall be in material breach of or otherwise in material default under any Project Document that is not a Major Project Document, and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or, if no such cure period is provided, sixty (30) days); provided, that any such breach or default by the Borrower or any Project Party shall not constitute an Event of Default if:

(A)	such breach or default has not resulted in and could not reasonably be expected to result in a Material Adverse Effect; or

(B)	an agreement replacing, renewing or reinstating such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within thirty (30) days after the expiration of any applicable grace period.

(iii)	Any Project Document ceases to be in full force and effect prior to its scheduled expiration or is repudiated or terminated for convenience (or under similar provisions) by any party thereto, or its enforceability is challenged or disaffirmed by or on behalf of the Borrower; provided, that such occurrence shall not constitute an Event of Default if:

(A)	in the case of any such Project Document that is a Major Project Document, an agreement replacing, renewing or reinstating such Major Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within thirty(30) days thereof;

(B)	in the case of any such Project Document (including any Major Project Document), such repudiation, challenge or disavowal, or the termination of the relevant Project Document, has not resulted in and could not reasonably be expected to result in a Material Adverse Effect; or

(C)	in the case of any such Project Document that is not a Major Project Document but the repudiation, challenge, disavowal, or the termination of which could reasonably be expected to result in a Material Adverse Effect, an agreement replacing, renewing or reinstating such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender, is entered into (together with all applicable Ancillary Documents) within thirty (30) days thereof.

(iv)	Any Loan Party directly or indirectly permits, consents to or acquiesces in the termination, suspension, revocation or cancellation of the Administrative Services Agreement or the LTSA for any reason or cause without the consent of the Lender.

(v)	[***] Offtaker disconnects or shuts down and turns off any System subject to PPA5 (such system, a “[***] System”) pursuant to Section 6.2 thereof; provided, that:

(1)	if such [***] System is reconnected or restarted within fifteen (15) days following such disconnection or shutdown, such occurrence shall not constitute an Event of Default; and

(2)	if such [***] System is not reconnected or restarted within fifteen (15) days following such disconnection or shutdown, such occurrence shall not constitute an Event of Default so long as:

(A) within fifteen (15) days following such disconnection or shutdown the Borrower provides written notice to the Lender detailing the reason for such disconnection or shutdown and providing any related correspondence between the Borrower and the [***] Offtaker;

(B) the Lender determines, in its reasonable discretion, within fifteen (15) days following receipt of such notice from the Borrower, (1) that such disconnection or shutdown is reasonably justified due to potential risk of endangerment from the applicable [***] System or Borrower’s failure to maintain the applicable [***] System and (2) that the cause of such disconnection or shutdown is particular to only the [***] System and not likely to affect the other Systems in the Portfolio;

(C) within thirty (30) days following such disconnection or shutdown, the Borrower provides the Lender with a plan to restart or replace the [***] System (such plan, a “[***] Cure Plan”), which plan shall meet the following requirements in the Lender’s reasonable discretion: (1) an appropriate schedule to restart or replace the applicable [***] System within two hundred ten (210) days of such disconnection or shutdown and (2) written confirmation from an Authorized Officer of the [***] Offtaker, that such [***] Offtaker will accept delivery of electricity from the applicable [***] System once such [***] System is restarted or replaced;

(D) every thirty (30) days during the Borrower’s implementation of such [***] Cure Plan, the Borrower

[***] Confidential Treatment Requested

shall provide written notice to the Lender that includes each of the following items and is acceptable to the Lender in the Lender’s reasonable discretion: (1) an accurate update on the Borrower’s progress in implementing such [***] Cure Plan; (2) any proposed revisions to such [***] Cure Plan (which revisions shall be subject to the Lender’s approval, not to be unreasonably withheld); and (3) certification from an Authorized Officer of the Borrower that such Authorized Officer anticipates that the [***] System will be restarted or replaced within two hundred ten (210) days of its initial disconnection or shutdown and that [***] Offtaker will accept delivery of electricity from such [***] System once such [***] System is restarted or replaced; and

(E)    the applicable [***] System is restarted or replaced in accordance with this Section 8.01(h)(v) and delivery of electricity from the applicable [***] System is accepted by [***] Offtaker under PPA5 within two hundred ten (210) days after the initial disconnection or shutdown of the applicable [***] System.

[***] Confidential Treatment Requested

Exhibit B to

Second Amendment

to Amended and Restated Credit Agreement

Amendments to Schedule 5.11 Part A to Credit Agreement

*Added text is in blue with underlining. Deleted text is in red with strikethrough marks. Listed items are renumbered accordingly.

*            *             *

7.	Energy System Use Agreement No. 20130403.076.C (“PPA4”), dated as of May 15, 2013, by and between AT&T Corp and 2012 ESA (as amended by the PPA Acknowledgement and as may be further amended, amended and restated, supplemented or otherwise modified from time to time,), which was assigned by 2012 ESA to Borrower pursuant to that certain Assignment and Assumption Agreement, dated as of July 5, 2013 (the “PPA B/C Assignment”), which PPA B/C Assignment has been terminated pursuant to the Termination Agreement and which PPA4 has been assigned by 2012 ESA to Borrower pursuant to the Assignment and Assumption Agreement #1;

8.	Energy System Use Agreement, effective as of July 24, 2013, by and between [***] and ESU Company, as may be amended, amended and restated, supplemented or otherwise modified from time to time (“PPA5”), which PPA5 has been assigned by ESU Company to Borrower pursuant to the Assignment and Assumption Agreement #2.

9.	Lender Agreement, dated as of July 18, 2014, by and among [***] Lender and Borrower relating to PPA5.

10.	License Agreement, dated as of July 24, 2013, between [***] and Borrower relating to PPA5, which License Agreement has been assigned by ESU Company to Borrower pursuant to the Assignment and Assumption Agreement #2.

11.	[***] Guaranty.

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15~~11~~.Lender	Agreement, dated September 25, 2013 and effective as of May 15, 2013, by and among AT&T Lender and Borrower relating to PPA4.

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21~~17~~.Site	Lease Agreement, dated September 25, 2013 and effective as of May 15, 2013, by and between AT&T and Borrower relating to PPA4;

[***] Confidential Treatment Requested

Exhibit C to

Second Amendment

to Amended and Restated Credit Agreement

Amendments to Exhibit A to Credit Agreement

*Added text is in blue with underlining. Deleted text is in red with strikethrough marks.

“Accounts Agreement” means that certain Accounts Agreement, dated as of ~~the Closing Date~~July 19, 2013, as amended by the First Amendment to Accounts Agreement, dated as of December 30, 2013, by and among the Borrower, the Lender and the Accounts Bank, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Administrative Services Agreement” means that certain Amended and Restated Administrative Services Agreement, dated as of September 25, 2013, as amended by the First Amendment to Amended and Restated Administrative Services Agreement, dated as of March 28, 2014, by and among Pledgor, Borrower and Parent, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Assignment and Assumption Agreement #1” means that certain Assignment and Assumption Agreement, effective as of May 15, 2013, by and between the Borrower and the IIIa Borrower with respect to the Energy System Use Agreement (Number 20130403.076.C) and the Site Lease Agreement related thereto.

“Assignment and Assumption Agreement #2” means that certain Assignment and Assumption Agreement, dated as of May 22, 2014 and effective as of July 18, 2014, by and between ESU Company, as assignor, and the Borrower, as assignee, with respect to PPA5 and the License Agreement related thereto.

“Assignment and Assumption Agreement” means, collectively, (i) the Assignment and Assumption Agreement #1 and (ii) the Assignment and Assumption Agreement #2.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 25, 2013, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of November 14, 2013, as further amended by the Second Amendment to Amended and Restated Credit Agreement, dated as of July 18, 2014, by and between the Borrower and the Lender, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Date Certain” means December 31, 2014~~the first anniversary of the Closing Date~~.

“Debt Sizing Test” means a test that is satisfied when the aggregate amount of all Loans has been reduced so that, under updated Financial Models (that employ the methodology used in the Financial Models delivered by Borrower on the Closing Date, with no change in the assumptions set forth in such Financial Models, except to reflect the removal of the applicable Systems or any change in the applicable Project Documents and Rate Contracts, and which are certified by a Financial Officer of the Borrower), the ratio of Contracted Cash Flow to Debt Service for each Fiscal Quarter (assuming a fully amortizing loan with a final maturity date [***] Quarterly Payment Dates after the Date Certain) will be no less than [***].

“Equity Funding Agreement” means that certain Equity Capital Contribution Agreement, dated as of August 2, 2013, as amended by the First Amendment to Equity Capital Contribution Agreement, dated as of September 25, 2013 and as further amended by the Second Amendment to Equity Capital Contribution Agreement, dated as of March 28, 2014, as further amended by the Third Amendment to Equity Capital Contribution Agreement, dated as of July 18, 2014, by the Tax Investor and Bloom Investor, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“ESU Company” means Energy Server Use Contracting Company, LLC, a Delaware limited liability company.

“[***] Cure Plan” has the meaning set forth in Section 8.01(h)(v)(C) (Default and Enforcement – Events of Default).

“[***] Guarantor” means [***] a Delaware corporation.

“[***] Guaranty” means that certain Guaranty, dated as of June 5, 2014, by the [***] Guarantor in favor of Borrower.

“[***] Offtaker” means [***] a Delaware corporation.

“[***] System” has the meaning set forth in Section 8.01(h)(v) (Default and Enforcement – Events of Default).

“LTSA” means that certain Amended and Restated Master Energy Server Purchase and Services Agreement, dated as of September 25, 2013, as amended by the First Amendment to Amended and Restated Master Energy Server Purchase and Services Agreement, dated as of March 28, 2014, as further amended by the Second Amendment to Amended and Restated Master Energy Server Purchase and Services Agreement, dated as of July 18, 2014, between the Parent and the Borrower, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Major Project Documents” means the Offtake Agreements and each interconnection agreement related to any Offtake Agreement, the IP Security Agreement, the IP License Agreement, the PPA Indemnity Agreement, the PPA Amendments, the PPA Acknowledgement, the Assignment and Assumption Agreement, the LTSA, the Administrative Services Agreement, the [***] Guaranty, each of the Leases and Easement Documents, any REC Agreement, the LLC Agreement of the Borrower, the Pledgor LLC Agreement, the Equity Funding Agreement, any Project Document replacing any such Major Project Document or entered into in connection therewith, and any other Project Document and/or Contract entered into with an Affiliate of the Borrower identified as a Major Project Document on Schedule 5.11 or otherwise designated as a Major Project Document by the Lender and the Borrower.

[***] Confidential Treatment Requested

“Pledgor LLC Agreement” means that certain Amended and Restated Operating Agreement of Pledgor, dated as of August 2, 2013, as amended by the First Amendment to Amended and Restated Operating Agreement, effective as of August 2, 2013, by and between Bloom Investor and the Tax Investor, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“PPA5” means that certain Energy System Use Agreement, effective as of July 24, 2013, by and between [***] Offtaker and ESU Company, as may be amended, amended and restated, supplemented or otherwise modified from time to time, which PPA5 has been assigned by ESU Company to Borrower pursuant to the Assignment and Assumption Agreement #2.

“PPA Acknowledgement” means, collectively, that certain (i) Acknowledgement and Consent Regarding Assignment and Amendment, effective as of May 15, 2013, by and among the IIIa Borrower, the Borrower, PE12GVVC (Bloom PPA) Ltd. and AT&T and consented to by the Parent and (ii) Acknowledgement and Consent Regarding Assignment and Amendment, dated as of May 22, 2014, by and among the Borrower, [***] and ESU Company, and consented to by the Parent.

“PPA Indemnity Agreement” means that certain Amended and Restated Indemnity Agreement, dated as of September 25, 2013, as amended by the First Amendment to Amended and Restated Indemnity Agreement, dated as of July 18, 2014, between the Borrower and the Parent, as may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Qualified Customers” means AT&T the [***] Offtaker (only so long as the [***] Guaranty is in place) and any other Person that is approved by the Lender in its sole discretion.

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[***] Confidential Treatment Requested

Exhibit D to

Second Amendment

to Amended and Restated Credit Agreement

Amendments to Exhibit H to Credit Agreement

[To be attached.]